Filed Pursuant to Rule 433
Registration Nos. 333-181466 and 333-181466-01

$657+mm Synchrony Credit Card (SYNCT) 2015-3 & 2015-4

Joint-Leads	:	Barclays, Citi, SG

Co-Mgrs	:	BNP, MUFG, Natixis, Williams

CLASS	SIZE(mm)	WAL	S&P/MDY	L.FINAL	SPREAD	YIELD	COUP	PX

2015-3 A	$325.000	2.96	AAA/Aaa	09/15/21	IntS+70	1.751	1.74%	99.98653%

2015-3 B	$31.164+	2.96	AA+/Aa2	09/15/21	IntS+90	1.951	1.94%	99.99095%

2015-4 A	$275.000	4.96	AAA/Aaa	09/15/23	IntS+90	2.392	2.38%	99.99908%

Expected Settle	:	09/30/15	Public/Private	:	SEC-Registered

First Pay	:	11/16/15	ERISA	:	Yes

BBERG Ticker	:	SYNCT	Min Denoms	:	$100k x $1k (Cl. A)

Bill & Deliver	:	Barclays			$100k x $1 (Cl. B)

3 Year CUSIPS			5 Year CUSIPs

Class A	:	87165LAP6	Class A	:	87165LAT8

Class B	:	87165LAQ4	Class B	:	87165LAU5

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.